Exhibit 1.01
Comcast Corporation
Conflict Minerals Report
For the Year Ended December 31, 2023

Introduction

This Conflict Minerals Report (this “Report”) of Comcast Corporation ( “Comcast”, the “Company,” “we,” “us,” or “our”) for calendar year 2023 has been prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”), as modified by guidance of the U.S. Securities and Exchange Commission (“SEC”) (the “Conflict Minerals Rule”).

The Conflict Minerals Rule requires issuers to annually file a Form SD with the SEC to disclose information regarding the use and origin of “Conflict Minerals” necessary for the functionality or production of products manufactured or contracted to be manufactured by such issuer. Under the Conflict Minerals Rule, “Conflict Minerals” currently include columbite-tantalite (coltan), cassiterite, gold, wolframite, and also their derivatives, tantalum, tin and tungsten. We refer to gold, tantalum, tin and tungsten collectively as “3TG.” The purpose of the Conflict Minerals Rule is to discover if issuers’ use of 3TG may have directly or indirectly financed or benefited armed groups in the Democratic Republic of Congo and its adjoining countries (the “Covered Countries”).

This Report describes the Company’s compliance program for products covered by the Conflict Minerals Rule, as well as steps taken to implement the compliance program, conduct in good faith an investigation as to the country of origin of the minerals used in the products that are within the scope of the Conflict Minerals Rule and perform due diligence on the source and chain of custody of such minerals (see “Product Description and Determination” below).

This Report is based on information available at the time of filing. This Report may contain forward-looking statements regarding steps to be taken in the future, and those statements are subject to risks and uncertainties. References to any website in this Form SD or Report do not incorporate information from that website into this filing.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source conflict minerals, (3) internal and external resource constraints and (4) political and regulatory developments, whether in the Covered Countries, the United States or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of filing of this Report. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of filing of this Report or to reflect the occurrence of unanticipated events.

Product Description and Determination

The due diligence measures set forth below were undertaken with respect to suppliers of the following products that the Company contracts to manufacture:
•Sky Glass television;
•certain lighting fixtures assembled by Cineo Lighting; and
•Xumo Stream Box (collectively, the “Covered Products”).

After taking the due diligence measures described below, we are not able to determine whether the 3TG smelter/refiner facilities used in our supply chain sourced 3TG from the Covered Countries and, if so, whether that 3TG was sourced from recycled, scrap or other conflict-free sources.

Reasonable Country of Origin Inquiry

In accordance with the Conflict Minerals Rule, our compliance process includes a Reasonable Country of Origin Inquiry (“RCOI”) seeking the location of the smelter/refiner facilities used to refine or process the 3TG used in the Covered Products.

Because the smelters and refiners that produce 3TG metals, and the mines from which the minerals are originally sourced, are many steps away from the Company in the supply chain, we rely on our suppliers to provide information to support our due diligence efforts. We have requested that the direct suppliers involved in our Covered Products conduct due diligence to identify the origin of the 3TG metals in the components or products they sell to us in seeking to ensure that the 3TG metals are sourced responsibly.

We conducted our RCOI based on the smelter information received from these suppliers. We then compared this information with the RCOI database compiled by the Responsible Minerals Initiative (“RMI”), an industry initiative of which we are a member. The RMI supports the collection of information, increased transparency, and smelter audits for due diligence over the mineral supply chain. Their RCOI database contains aggregated data on the origins of 3TG metals from smelters that conform with the RMI’s Responsible Minerals Assurance Process (“RMAP”). In some cases, information provided by our direct suppliers is incomplete, and suppliers are unable to confirm the country of origin information for 3TG metals. Based on data collected from the suppliers for the year ended December 31, 2023, we have reason to believe that 3TG metals contained in the Covered Products may have originated from one or more of the Covered Countries and were not from recycled or scrap sources.

See Annex 1 for a list of the identified smelters included in the Conflict Minerals Reporting Templates (“CMRT”) submitted by suppliers for the Covered Products and the smelter’s geographic location.

Comcast’s Due Diligence Framework

We have designed our due diligence measures with respect to the source and chain of custody of conflict minerals in the Covered Products to conform, in all material respects, with the internationally recognized five-step framework recommended by the Organization for Economic Cooperation and Development (“OECD”) in its Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (OECD, 2016) (the “OECD Framework”). These five steps are as follows:

OECD Step 1: Establish Strong Company Management Systems

To date, we have taken the following steps to strengthen our company management systems with respect to Conflicts Minerals matters:

•Instituted a Conflicts Minerals Policy. We maintain a Conflict Minerals Policy (the “Conflict Minerals Policy”) with respect to Covered Products that sets forth (i) our support for sourcing conflict-free materials from the Covered Countries in accordance with the OECD Framework and (ii) our expectations of suppliers in support of our compliance activities. The Conflict Minerals Policy is publicly available at https://www.cmcsa.com/esg-reporting.

•Created a Cross-Functional Working Group to Support Conflict Minerals Due Diligence. The implementation of our RCOI, conducting due diligence on the source and chain of custody of conflict minerals in the Covered Products and identifying Covered Products are managed by a cross-functional working group that includes representatives across our primary business units from procurement, compliance, sustainability, accounting and legal departments (the “Conflict Minerals Working Group”). We have in the past also worked with specialist consultancy service providers to assist in tracking data, assessing risks and preparing our reporting information.

•Established a Conflict Minerals Supply Chain Due Diligence Process. We have requested that the direct suppliers involved in our Covered Products conduct due diligence to identify the origin of the 3TG metals in the components or products they sell to us in seeking to ensure that the 3TG metals are sourced responsibly. These suppliers are expected to extend a similar identification process to their own suppliers and cascade them down the supply chain until the origin of 3TG metals contained in the products supplied to us can be identified. These suppliers report their progress through the RMI’s CMRT. The CMRT is designed to identify the smelters from which any 3TG metals in each of the Covered Products are sourced.

•Provided a Company-level Grievance Mechanism for Reporting Concerns. Our Comcast NBCUniversal Listens and Sky Listens programs outlined in our Code of Conduct (available at https://corporate.comcast.com/impact/values-integrity/integrity/code-of-conduct) provides a company-level grievance mechanism for reporting any concerns related to allegations of illegal or unethical conduct or violations of Comcast’s Code of Conduct and policies, including those related to conflict minerals. It can be used by employees, contractors, suppliers’ employees or contractors, business partners or any other individual or organization to report concerns, anonymously if they prefer. Information on our Code of Conduct for Suppliers and Business Partners, which we communicate to our largest suppliers annually along with a note encouraging those suppliers to contact the Company directly or report through the grievance mechanism described above any concerns or reports of unethical conduct, is available on our website at https://corporate.comcast.com/impact/values-integrity/integrity/our-suppliers-and-business-partners.

•Collaboration with industry coalitions in support of our due diligence efforts. Comcast is a member of the Responsible Business Alliance and the RMI and engages with these organizations to better understand best practices and help improve due diligence.

OECD Step 2: Identify and Assess Risks in the Supply Chain

To help identify and assess conflict minerals risks in our supply chain, we requested that the suppliers of Covered Products complete the CMRT. We then analyzed their responses, and if we identified disclosure-related risks, we followed up with such supplier to further assess.

Certain individuals within the Conflict Minerals Working Group:
•managed the collection of information reported on the CMRT;
•coordinated follow-up communications with suppliers as needed; and
•reviewed additional information that may be available from other sources to evaluate for potential red flags and other risks.

We also compared the smelters identified in our supplier responses with the RMI List of All Operational 3TG Smelters, the RMI Smelter Revision History List, the RMI List of Conformant Smelters and the RMI List of Active Smelters. These lists are maintained online by the RMI and are frequently updated to reflect changes in the reporting status of various smelters.

See Annex 1 for a list of the identified smelters included in the CMRT submitted by suppliers for the Covered Products and the smelter’s geographic location.

OECD Step 3: Design and Implement a Strategy to Respond to Identified Risks

Our strategy to respond to material identified risks in the supply chain includes a range of measures that form part of our due diligence process.

•We review supplier responses to the CMRT and follow up with suppliers to request clarification or more complete responses where necessary.

•Where potentially material risks are identified, we have communication processes to notify relevant management and engage with suppliers and request their commitment to corrective actions to manage these risks, including to improve data quality.

•We ask that, when suppliers of Covered Products identify smelters within the supply chain that are RMAP Non-Conformant, suppliers encourage the smelters to participate in the RMAP process or consider alternate sourcing arrangements.

•We request CMRT data from any new direct suppliers of Covered Products as part of their onboarding process and qualification criteria.

OECD Step 4: Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices
We are a downstream consumer of 3TG and are many steps removed from the smelters that provide minerals and ores. Because we do not have a direct relationship with any smelter/refiner facilities for minerals contained in the Covered Products, we are unable to conduct audits of these entities. Instead, as recommended by the OECD Framework, we participate in industry initiatives for the development and implementation of a smelter/refiner audit program through our membership with the RMI, which administers the RMAP, which includes an audit.

OECD Step 5: Report Annually on Supply Chain Due Diligence
This Report and the related Form SD are publicly available online at https://www.cmcsa.com/financials/sec-filings.

Due Diligence Performed and Results
With respect to the 2023 calendar year reporting period, we performed the following due diligence measures with respect to Covered Products:

•Collected information through the CMRT from suppliers on the smelters and refiners of conflict minerals that were reported to be in the supply chain during 2023;

•Compared the reported smelters and refiners to the list of smelters and refiners found by RMI to be conformant (or actively pursuing conformity) with the RMAP standards;

•Reviewed available information from certain additional resources on the sourcing and due diligence practices of the reported smelters and refiners; and

•Supported the RMI’s programs and initiatives, such as the RMAP, and attended RMI working group meetings and the RMI annual conference.

Our efforts to determine the mine or location of origin consisted of the due diligence measures described in this Report. As a downstream consumer of 3TG, we do not have a direct relationship with any of the reported smelters and refiners, and we relied upon our suppliers and third-party organizations such as RMI to review upstream information, including the mine or location of origin of necessary conflict minerals. We believe that seeking information about 3TG smelter/refiner facilities in our supply chain and otherwise participating in the RMI’s assessment program as described above represents a reasonable effort to determine the mines or locations of origin of 3TG in our supply chain.
We received responses from 100% of the suppliers surveyed. The survey included 48 suppliers identified as potentially incorporating 3TG into Covered Products supplied to the Company. The relevant suppliers declared a total of 315 unique smelter names as the source of 3TG in the Covered Products. Of those smelters, 214 were designated as conformant or active under the RMAP as of December 31, 2023. However, we are unable to link specific smelters to our applicable products.
Annex 1 contains a list of the unique smelter names disclosed to us by suppliers of the Covered Products and the smelter’s geographic location. Based on the information provided by the suppliers, from the RMAP and from other sources, we believe that the countries of origin of the conflict minerals contained in some of our Covered Products might include Covered Countries, as well as recycled and scrap sources.

Annex 2 contains the aggregated list of countries of origin of the conflict minerals used by the smelter facilities listed in Annex 1 based on input from RMI and our suppliers.

Continuous Improvement Efforts to Mitigate Risk

We recognize that efforts to reduce violence associated with conflict minerals are ongoing and require us to adapt to changing situations. We are committed to improving our compliance processes and engaging with suppliers of Covered Products.

We will continue to improve our compliance processes including, but not limited to, taking the following steps for the 2024 reporting year with respect to Covered Products:

•We will continue to engage with our in-scope suppliers to gain better visibility of the country of origin and chain of custody of the 3TG used in our in-scope products.
•We will use and encourage our in-scope suppliers to use publicly available tools from the RMI and to source from conflict-free smelters that are listed as conformant by the RMI.
•We will continue to work with our in-scope suppliers and engage with our supply chain to increase the quality of the data provided to us.
•We will continue to be a member of the RMI and contribute to their various initiatives.
•We will continue to require our in-scope suppliers to adhere to applicable laws and regulations and support our due diligence efforts if their products do contain conflict minerals.
•We will continue to review our policy and enhance our strategy with regards to conflict minerals.

ANNEX 1

 Identified Smelters
(Of the 315 identified Smelters, 214 were RMAP “Active” or “Conformant” as of December 31, 2023)

Metal	Smelter Name	Country
Gold (Au)	8853 S.p.A.	IT
Gold (Au)	Advanced Chemical Company	US
Gold (Au)	Aida Chemical Industries Co., Ltd.	JP
Gold (Au)	Al Etihad Gold Refinery DMCC	AE
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	DE
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZ
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	BR
Gold (Au)	Argor-Heraeus S.A.	CH
Gold (Au)	Asahi Pretec Corp.	JP
Gold (Au)	Asahi Refining Canada Ltd.	CA
Gold (Au)	Asahi Refining USA Inc.	US
Gold (Au)	Asaka Riken Co., Ltd.	JP
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TR
Gold (Au)	AU Traders and Refiners	ZA
Gold (Au)	Aurubis AG	DE
Gold (Au)	Bangalore Refinery	IN
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PH
Gold (Au)	Boliden AB	SE
Gold (Au)	C. Hafner GmbH + Co. KG	DE
Gold (Au)	C.I Metales Procesados Industriales SAS	CO
Gold (Au)	CCR Refinery - Glencore Canada Corporation	CA
Gold (Au)	Cendres + Metaux S.A.	CH
Gold (Au)	Chimet S.p.A.	IT
Gold (Au)	Chugai Mining	JP
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CN
Gold (Au)	Degussa Sonne / Mond Goldhandel GmbH	DE
Gold (Au)	DODUCO Contacts and Refining GmbH	DE
Gold (Au)	Dowa	JP
Gold (Au)	DS PRETECH Co., Ltd.	KR
Gold (Au)	DSC (Do Sung Corporation)	KR
Gold (Au)	Eco-System Recycling Co., Ltd.	JP
Gold (Au)	Eco-System Recycling Co., Ltd. North Plant	JP
Gold (Au)	Eco-System Recycling Co., Ltd. West Plant	JP
Gold (Au)	Emirates Gold DMCC	AE
Gold (Au)	GCC Gujrat Gold Centre Pvt. Ltd.	IN
Gold (Au)	Geib Refining Corporation	US
Gold (Au)	Gold Refinery of Zijin Mining Group Co., Ltd.	CN
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	CN
Gold (Au)	Guangdong Jinding Gold Limited	CN

Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CN
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CN
Gold (Au)	HeeSung Metal Ltd.	KR
Gold (Au)	Heimerle + Meule GmbH	DE
Gold (Au)	Heraeus Metals Hong Kong Ltd.	CN
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	DE
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	CN
Gold (Au)	HwaSeong CJ CO., LTD.	KR
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CN
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JP
Gold (Au)	Istanbul Gold Refinery	TR
Gold (Au)	Italpreziosi	IT
Gold (Au)	Japan Mint	JP
Gold (Au)	Jiangxi Copper Co., Ltd.	CN
Gold (Au)	JSC Uralelectromed	RU
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JP
Gold (Au)	Kazakhmys Smelting LLC	KZ
Gold (Au)	Kazzinc	KZ
Gold (Au)	Kennecott Utah Copper LLC	US
Gold (Au)	KGHM Polska Miedz Spolka Akcyjna	PL
Gold (Au)	Kojima Chemicals Co., Ltd.	JP
Gold (Au)	Korea Zinc Co., Ltd.	KR
Gold (Au)	Kyrgyzaltyn JSC	KG
Gold (Au)	Kyshtym Copper-Electrolytic Plant ZAO	RU
Gold (Au)	L'azurde Company For Jewelry	SA
Gold (Au)	Lingbao Gold Co., Ltd.	CN
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CN
Gold (Au)	L'Orfebre S.A.	AD
Gold (Au)	LS-NIKKO Copper Inc.	KR
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CN
Gold (Au)	Marsam Metals	BR
Gold (Au)	Materion	US
Gold (Au)	Matsuda Sangyo Co., Ltd.	JP
Gold (Au)	Metal Concentrators SA (Pty) Ltd.	ZA
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CN
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SG
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CN
Gold (Au)	Metalor Technologies S.A.	CH
Gold (Au)	Metalor USA Refining Corporation	US
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	MX
Gold (Au)	Mitsubishi Materials Corporation	JP
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JP
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	IN
Gold (Au)	Modeltech Sdn Bhd	MY
Gold (Au)	Morris and Watson	NZ

Gold (Au)	Moscow Special Alloys Processing Plant	RU
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	TR
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZ
Gold (Au)	NH Recytech Company	KR
Gold (Au)	Nihon Material Co., Ltd.	JP
Gold (Au)	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AT
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JP
Gold (Au)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RU
Gold (Au)	OJSC Novosibirsk Refinery	RU
Gold (Au)	PAMP S.A.	CH
Gold (Au)	Pease & Curren	US
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	CN
Gold (Au)	Planta Recuperadora de Metales SpA	CL
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RU
Gold (Au)	PT Aneka Tambang (Persero) Tbk	ID
Gold (Au)	PX Precinox S.A.	CH
Gold (Au)	Rand Refinery (Pty) Ltd.	ZA
Gold (Au)	Refinery of Seemine Gold Co., Ltd.	CN
Gold (Au)	REMONDIS PMR B.V.	NL
Gold (Au)	Royal Canadian Mint	CA
Gold (Au)	SAAMP	FR
Gold (Au)	Sabin Metal Corp.	US
Gold (Au)	Safimet S.p.A	IT
Gold (Au)	SAFINA A.S.	CZ
Gold (Au)	Sai Refinery	IN
Gold (Au)	Samduck Precious Metals	KR
Gold (Au)	Samwon Metals Corp.	KR
Gold (Au)	SAXONIA Edelmetalle GmbH	DE
Gold (Au)	SEMPSA Joyeria Plateria S.A.	ES
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CN
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CN
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CN
Gold (Au)	Singway Technology Co., Ltd.	TW
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RU
Gold (Au)	Solar Applied Materials Technology Corp.	TW
Gold (Au)	State Research Institute Center for Physical Sciences and Technology	LT
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JP
Gold (Au)	SungEel HiMetal Co., Ltd.	KR
Gold (Au)	T.C.A S.p.A	IT
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JP
Gold (Au)	The Refinery of Shandong Gold Mining Co., Ltd.	CN
Gold (Au)	Tokuriki Honten Co., Ltd.	JP
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	CN

Gold (Au)	TOO Tau-Ken-Altyn	KZ
Gold (Au)	Torecom	KR
Gold (Au)	Umicore Brasil Ltda.	BR
Gold (Au)	Umicore Precious Metals Thailand	TH
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BE
Gold (Au)	United Precious Metal Refining, Inc.	US
Gold (Au)	Valcambi S.A.	CH
Gold (Au)	Western Australian Mint (T/a The Perth Mint)	AU
Gold (Au)	WIELAND Edelmetalle GmbH	DE
Gold (Au)	Yamakin Co., Ltd.	JP
Gold (Au)	Yokohama Metal Co., Ltd.	JP
Gold (Au)	Yunnan Copper Industry Co., Ltd.	CN
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CN
Tantalum (Ta)	Asaka Riken Co., Ltd.	JP
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CN
Tantalum (Ta)	D Block Metals, LLC	US
Tantalum (Ta)	Exotech Inc.	US
Tantalum (Ta)	F&X Electro-Materials Ltd.	CN
Tantalum (Ta)	FIR Metals & Resource Ltd.	CN
Tantalum (Ta)	Global Advanced Metals Aizu	JP
Tantalum (Ta)	Global Advanced Metals Boyertown	US
Tantalum (Ta)	Guangdong Rising Rare Metals-EO Materials Ltd.	CN
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CN
Tantalum (Ta)	H.C. Starck Co., Ltd.	TH
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	DE
Tantalum (Ta)	H.C. Starck Inc.	US
Tantalum (Ta)	H.C. Starck Ltd.	JP
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co. KG	DE
Tantalum (Ta)	H.C. Starck Tantalum and Niobium GmbH	DE
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CN
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CN
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CN
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CN
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CN
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CN
Tantalum (Ta)	KEMET Blue Metals	MX
Tantalum (Ta)	KEMET Blue Powder	US
Tantalum (Ta)	LSM Brasil S.A.	BR
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	IN
Tantalum (Ta)	Mineracao Taboca S.A.	BR
Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.	JP
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CN
Tantalum (Ta)	NPM Silmet AS	EE
Tantalum (Ta)	Power Resources Ltd.	MK
Tantalum (Ta)	QuantumClean	US

Tantalum (Ta)	Resind Industria e Comercio Ltda.	BR
Tantalum (Ta)	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CN
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RU
Tantalum (Ta)	Taki Chemical Co., Ltd.	JP
Tantalum (Ta)	Telex Metals	US
Tantalum (Ta)	Ulba Metallurgical Plant JSC	KZ
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CN
Tin (Sn)	Alpha	US
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VN
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CN
Tin (Sn)	Chifeng Dajingzi Tin Industry Co., Ltd.	CN
Tin (Sn)	China Tin Group Co., Ltd.	CN
Tin (Sn)	CV Ayi Jaya	ID
Tin (Sn)	CV Dua Sekawan	ID
Tin (Sn)	CV Gita Pesona	ID
Tin (Sn)	CV United Smelting	ID
Tin (Sn)	CV Venus Inti Perkasa	ID
Tin (Sn)	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CN
Tin (Sn)	Dowa	JP
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VN
Tin (Sn)	EM Vinto	BO
Tin (Sn)	Estanho de Rondonia S.A.	BR
Tin (Sn)	Fenix Metals	PL
Tin (Sn)	Gejiu Fengming Metallurgy Chemical Plant	CN
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CN
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CN
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CN
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	CN
Tin (Sn)	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CN
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant	CN
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CN
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.	CN
Tin (Sn)	Jiangxi New Nanshan Technology Ltd.	CN
Tin (Sn)	Luna Smelter, Ltd.	RW
Tin (Sn)	Ma'anshan Weitai Tin Co., Ltd.	CN
Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	BR
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MY
Tin (Sn)	Melt Metais e Ligas S.A.	BR
Tin (Sn)	Metallic Resources, Inc.	US
Tin (Sn)	Metallo Belgium N.V.	BE
Tin (Sn)	Metallo Spain S.L.U.	ES
Tin (Sn)	Mineracao Taboca S.A.	BR
Tin (Sn)	Minsur	PE

Tin (Sn)	Mitsubishi Materials Corporation	JP
Tin (Sn)	Modeltech Sdn Bhd	MY
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VN
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	TH
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PH
Tin (Sn)	Operaciones Metalurgicas S.A.	BO
Tin (Sn)	Pongpipat Company Limited	MM
Tin (Sn)	Precious Minerals and Smelting Limited	IN
Tin (Sn)	PT Aries Kencana Sejahtera	ID
Tin (Sn)	PT Artha Cipta Langgeng	ID
Tin (Sn)	PT ATD Makmur Mandiri Jaya	ID
Tin (Sn)	PT Babel Inti Perkasa	ID
Tin (Sn)	PT Babel Surya Alam Lestari	ID
Tin (Sn)	PT Bangka Prima Tin	ID
Tin (Sn)	PT Bangka Serumpun	ID
Tin (Sn)	PT Bangka Tin Industry	ID
Tin (Sn)	PT Belitung Industri Sejahtera	ID
Tin (Sn)	PT Bukit Timah	ID
Tin (Sn)	PT DS Jaya Abadi	ID
Tin (Sn)	PT Inti Stania Prima	ID
Tin (Sn)	PT Karimun Mining	ID
Tin (Sn)	PT Kijang Jaya Mandiri	ID
Tin (Sn)	PT Menara Cipta Mulia	ID
Tin (Sn)	PT Mitra Stania Prima	ID
Tin (Sn)	PT Mitra Sukses Globalindo	ID
Tin (Sn)	PT Panca Mega Persada	ID
Tin (Sn)	PT Premium Tin Indonesia	ID
Tin (Sn)	PT Prima Timah Utama	ID
Tin (Sn)	PT Rajawali Rimba Perkasa	ID
Tin (Sn)	PT Rajehan Ariq	ID
Tin (Sn)	PT Refined Bangka Tin	ID
Tin (Sn)	PT Sariwiguna Binasentosa	ID
Tin (Sn)	PT Stanindo Inti Perkasa	ID
Tin (Sn)	PT Sukses Inti Makmur	ID
Tin (Sn)	PT Sumber Jaya Indah	ID
Tin (Sn)	PT Timah Nusantara	ID
Tin (Sn)	PT Timah Tbk Kundur	ID
Tin (Sn)	PT Timah Tbk Mentok	ID
Tin (Sn)	PT Tinindo Inter Nusa	ID
Tin (Sn)	PT Tommy Utama	ID
Tin (Sn)	Resind Industria e Comercio Ltda.	BR
Tin (Sn)	Rui Da Hung	TW
Tin (Sn)	Soft Metais Ltda.	BR
Tin (Sn)	Super Ligas	BR
Tin (Sn)	Thai Nguyen Mining and Metallurgy Co., Ltd.	VN

Tin (Sn)	Thaisarco	TH
Tin (Sn)	Tin Technology & Refining	US
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VN
Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.	BR
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CN
Tin (Sn)	Yunnan Tin Company Limited	CN
Tin (Sn)	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CN
Tungsten (W)	A.L.M.T. Corp.	JP
Tungsten (W)	ACL Metais Eireli	BR
Tungsten (W)	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BR
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	VN
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	CN
Tungsten (W)	China Molybdenum Co., Ltd.	CN
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CN
Tungsten (W)	Cronimet Brasil Ltda	BR
Tungsten (W)	Fujian Ganmin RareMetal Co., Ltd.	CN
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	CN
Tungsten (W)	Ganzhou Haichuang Tungsten Co., Ltd.	CN
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CN
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CN
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CN
Tungsten (W)	Global Tungsten & Powders Corp.	US
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CN
Tungsten (W)	H.C. Starck Smelting GmbH & Co. KG	DE
Tungsten (W)	H.C. Starck Tungsten GmbH	DE
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	CN
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CN
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	CN
Tungsten (W)	Hunan Litian Tungsten Industry Co., Ltd.	CN
Tungsten (W)	Hydrometallurg, JSC	RU
Tungsten (W)	Japan New Metals Co., Ltd.	JP
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CN
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CN
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CN
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CN
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CN
Tungsten (W)	JSC "Kirovgrad Hard Alloys Plant"	RU
Tungsten (W)	Kennametal Fallon	US
Tungsten (W)	Kennametal Huntsville	US
Tungsten (W)	KGETS Co., Ltd.	KR
Tungsten (W)	Lianyou Metals Co., Ltd.	TW
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CN
Tungsten (W)	Masan Tungsten Chemical LLC (MTC)	VN
Tungsten (W)	Moliren Ltd.	RU
Tungsten (W)	Niagara Refining LLC	US

Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	PH
Tungsten (W)	South-East Nonferrous Metal Company Limited of Hengyang City	CN
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	VN
Tungsten (W)	Unecha Refractory metals plant	RU
Tungsten (W)	Wolfram Bergbau und Hutten AG	AT
Tungsten (W)	Woltech Korea Co., Ltd.	KR
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CN
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CN
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CN
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CN

ANNEX 2
Countries of Origin of 3TG
Based on RMI March 29, 2024, Data

Argentina	Guinea	Panama
Australia	Guyana	Papua New Guinea
Austria	Honduras	Peru
Azerbaijan	Hong Kong	Philippines
Benin	Indonesia	Portugal
Bolivia	Ivory Coast	Russian Federation
Botswana	Japan	Rwanda*
Brazil	Kazakhstan	Saudi Arabia
Burkina Faso	Kenya	Senegal
Burundi*	Kyrgyzstan	Serbia
Cambodia	Laos	Sierra Leone
Canada	Liberia	South Africa
Chile	Madagascar	South Korea
China	Malaysia	Spain
Colombia	Mali	Sudan
Congo, Democratic Republic of the*	Mauritania	Suriname
Dominican Republic	Mexico	Sweden
Ecuador	Mongolia	Tanzania*
Egypt	Morocco	Thailand
Ethiopia	Mozambique	Turkey
Fiji	Myanmar	Uganda*
Finland	Namibia	United Kingdom of Great Britain and Northern Ireland
France	New Zealand	United States of America
French Guiana	Nicaragua	Uzbekistan
Georgia	Niger	Vietnam
Ghana	Nigeria	Zambia*
Guatemala	Oman	Zimbabwe

*Covered Country